ASSIGNMENT OFAGREEMENT OF SALE AND

               FIRSTAMENDMENT TO AGREEMENT OF SALE

     THIS ASSIGNMENT made and entered into this 23rd day of December 2003, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI INCOME & GROWTH FUND XXII LIMIThD PARTNERSHIP, a Minnesota limited partnership ("Assignee");

     WITNESSETH, that:

     WHEREAS, on the 15th day of December 2003, Assignor entered into a Agreement of Sale and First Amendment To Agreement of Sale dated December 22, 2003 ("the Agreement") for that certain property located at 2033 Ken Pratt Boulevard, Longmont, CO (the "Property") with GE Capital Franchise Finance Corporation ("Seller"); and

     WHEREAS, Assignor desires to assign an undivided fifty percent (50.0%) of its rights, title and interest in, to and under the Agreement only as it pertains to the Longmont, CO property to Assignee as hereinafter provided;

     NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor, only as it pertains to the Longmont, CO property, assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee, only as it pertains to the Longmont, CO property, hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

AEI FUND MANAGEMENT, INC.
("Assignor")

By:/s/ Robert P Johnson
       Robert P Johnson, its President

AEI INCOME & GROWTH FUND XXII
LIMITED PARTNERSHIP ("Assignee")

BY: AEI FUND MANAGEMENT XXI, INC.

By:/s/ Robert P Johnson
       Robert P Johnson, its President




                        AGREEMENT OF SALE

THIS  AGREEMENT  OF SALE (this "Agreement") is made  and  entered into as of December 15 2003 (the "Effective Date"), by and between GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("Seller") (successor by merger with Franchise Finance Corporation of America, a Maryland corporation, sole shareholder and successor by dissolution of FFCA Acquisition Corporation, a Delaware corporation), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and AEI FUND MANAGEMENT, INC., a Minnesota corporation ("Buyer") whose address 1300 Minnesota World Trade Center, 30 Seventh Street East, St. Paul, MN 55101.

                           WITNESSETH:

     WHEREAS, Seller is the owner of that certain real listed by address and Seller Property Number on the attached Exhibit A attached hereto, together with the buildings, structures, fixtures and improvements now located thereon (individually a "Premises", collectively, the "Premises");

     WHEREAS, Seller, as lessor, and Kona Restaurant Group, Inc., a Delaware corporation ("Lessee"), are parties to those certain Leases listed by address and Seller Property Number on the attached Exhibit A (individually, the "Lease", collectively the "Leases") with respect to the Premises;

     WHEREAS, pursuant to those certain Unconditional Guaranties of Payment and Performance listed by date, Seller Property Number, lessee party and guarantor party on the attached Exhibit A (individually the "Guaranty", collectively the "Guaranties"), Norman J. Abdallah, Graziella Abdallah, Creed Lamar Ford Ill, Lynn Ford, and Fired Up, Inc., a Texas corporation (individually a "Guarantor", collectively the "Guarantors") guarantee the obligations of the applicable lessee party under the applicable Lease and certain other documents; and

     WHEREAS, Buyer desires to purchase the Premises from Seller and Seller desires to (i) sell and convey the Premises to Buyer and (ii) assign its interest in each Lease and in each Guaranty to Buyer, all subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. SALE OF PREMISES. On the terms and conditions set forth in this Agreement, Seller hereby agrees to sell and convey the Premises to Buyer, and Buyer hereby agrees to purchase the Premises from Seller.

     2. CLOSING DATE. The closing of the transaction contemplated by this Agreement (the "Closing") shall be held on or before December 23, 2003, or such earlier date as the parties may agree (the "Closing Date"). Seller and Buyer agree to execute all documents necessary to consummate the closing of this sale and to furnish evidence of their authority and capacity.

          3. PURCHASE PRICE. The purchase price for the Premises shall be $9,626,300.00 (the "Purchase Price"), the allocation of the Purchase Price among each of the
     Properties is set forth on Exhibit A attached hereto and shall be payable by Buyer to Seller in immediately available funds on the Closing Date. An earnest deposit of $100,000.00 (the "Earnest Deposit") shall be paid by Buyer to Escrow Agent upon the execution of this Agreement by the parties hereto. The Earnest Deposit shall be applied toward the Purchase Price at Closing. The Purchase Price shall be absolutely net to Seller, and Buyer shall pay in immediately available funds at the Closing all expenses in connection with the transaction contemplated by this Agreement, including, but not limited to, all escrow fees, title fees, survey fees, recording fees, attorneys' fees, transfer taxes, stamp taxes, privilege taxes, sales and use taxes and any and all other costs and fees associated with the Closing. Buyer shall receive a credit at Closing for any prepaid rental paid to Seller in an amount equal to the monthly rental paid by each lessee pursuant to the applicable Lease multiplied by a fraction, the numerator of which is the number of days from and including the Closing Date through and including the last day of the month in which the Closing occurs, and the denominator of which is the total number of days in the month in which the Closing occurs; provided further, however, if Seller receives the Purchase Price on or after 12:00 p.m. (Phoenix, AZ time) on the Closing Date, the numerator of such fraction shall be the number of days from and including the day after the Closing Date through and including the last day of the month in which the Closing occurs. Notwithstanding the foregoing, a broker's commission shall be paid by Seller as set forth in Section 21 hereof.

     4.REPRESENTATIONS   AND   WARRANTIES   OF   SELLER.   Seller
represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

          (a) Seller is a corporation duly organized and validly existing under the laws of the State of Delaware, has full power and authority to carry out and consummate all transactions contemplated by this Agreement, and has duly authorized the taking of any and all actions necessary to carry out and consummate the transactions contemplated or to be performed on its part by this Agreement;

          (b) Upon execution by Seller, this Agreement and all documents to be executed in connection herewith by Seller will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms;

          (c) The person(s) who have executed this Agreement on behalf of Buyer are duly authorized so to do;

          (d) There are no suits, actions, proceedings or investigations pending or threatened against or involving Seller before any court, arbiter, administrative or governmental body which might reasonably result in a material adverse change in Seller's ability to close the transaction contemplated by this Agreement; and

          (e) Seller is not, and the authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Seller is a party or by which Seller, or any of Seller's property, is subject or bound. The authorization, execution, delivery and performance of this Agreement will not violate any applicable law, statute, regulation, rule, ordinance, code or order.

          (f) Seller is not a "foreign corporation," "foreign partnership," "foreign limited liability company," "foreign trust," or "foreign estate" as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder

     5.   REPRESENTATIONS   AND  WARRANTIES   OF   BUYER.   Buyer
represents and warrants to Seller as of the date hereof and as of the Closing Date that:

          (a) Buyer has been duly organized or formed, is validly existing and in good standing under the laws of its state of organization or formation, is qualified to do business in any jurisdiction where such qualification is required, has full power and authority to carry out and consummate all transactions contemplated by this Agreement, and has duly authorized the taking of any and all actions necessary to carry out and consummate the transactions contemplated or to be performed on its part by this Agreement. All necessary corporate action has been taken to authorize the execution, delivery and performance by Buyer of this Agreement;

          (b) Buyer is not a "foreign corporation," "foreign partnership," "foreign limited liability company," "foreign trust," or "foreign estate" as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder

          (c) The person(s) who have executed this Agreement on behalf of Buyer are duly authorized so to do;

          (d) Upon execution by Buyer, this Agreement and all documents referenced herein or to be executed in connection herewith by Buyer, will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms;

          (e) There are no suits, actions, proceedings or investigations pending or threatened against or involving Buyer before any court, arbiter, administrative or governmental body which might reasonably result in a material adverse change in Buyer's ability to close the transaction contemplated by this Agreement; and

          (f) Buyer is not, and the authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Buyer is a party or by which Buyer, or any of

     Buyer's property, is subject or bound. The authorization, execution, delivery and performance of this Agreement will not violate any applicable law, statute, regulation, rule, ordinance, code or order.


All representations contained in this Section shall survive the Closing.

     6.  CONDITION TO CLOSING.

          (a) Buyer shall have until 5:00 p.m. (Phoenix, Arizona time), December 22, 2003 (the "Condition Date") to perform such investigations regarding each of the Premises, including, without limitation, the condition of each of the Premises, the zoning of each of the Premises, the suitability of each of the Premises for Buyer's intended use, and to determine that each of the Premises is satisfactory to Buyer in Buyer's sole discretion (the "Condition"); provided, however, Buyer shall provide Seller, within five (5) business days of Buyer's receipt thereof, a copy of any environmental report, survey, study, investigation and any written conclusions disclosed in connection with such environmental studies and/or reports conducted with respect to any of the Premises. Notwithstanding the foregoing, in no event shall Buyer be permitted to conduct any Phase II environmental investigation on the Premises without Seller's prior written consent, which consent may be granted or withheld in Seller's sole and absolute discretion. Buyer shall and does hereby agree to repair any damage to the Premises resulting from any of the foregoing investigations and inspections and to indemnify, defend, protect and hold harmless Seller for, from and against any and all liabilities, claims, losses, costs, damages and expenses, including but not limited to court costs and attorneys' fees, which may be incurred by Seller as a result of the inspections or investigations conducted by Buyer and Buyer's agents, employees or contractors. Such indemnity shall expressly include, without limitation, all environmental conditions caused by Buyer. The foregoing indemnity shall survive the Closing or any termination of this Agreement. Buyer's obligation to purchase each of the Premises shall be contingent upon its satisfaction or waiver of the Condition prior to the Condition Date with respect to such Premises. Buyer will use its good faith best efforts to satisfy the Condition on or before the Condition Date. If Buyer fails to notify Seller in writing that the Condition has not been satisfied or waived prior to the Condition Date, then the Condition shall conclusively be deemed satisfied or waived, the Earnest
     Deposit shall be deemed non-refundable, and the parties shall proceed with the consummation of the transaction contemplated herein. If Buyer advises Seller in writing prior to the Condition Date that the Condition with respect to any of the Premises has not been satisfied or waived, or in the event Seller notifies Buyer prior to the Closing Date of Seller's intent to cancel this Agreement with respect to Premises due to Seller's receipt of a Phase I environmental assessment for such Premises that Seller deems unacceptable in Seller's sole and absolute discretion (a "Seller's Cancellation"), then this Agreement shall terminate.




            (b)In  the  event that this Agreement  is  terminated
     Seller  shall  cause  Escrow Agent  to  return  the  Earnest
     Deposit  (less  all  cancellation  fees  charged  by  Escrow
     Agent, if any) to Buyer.


          7.  TITLE REVIEW

          (a) Within five (5) days of the execution of this Agreement, Escrow Agent (as hereinafter defined) shall have delivered current title commitments for an ALTA Owner's
     Policy for the Property in Colorado and TLTA Owner's Policies for the Properties in Texas, issued by Lawyers Title Insurance Company (individually, a "Report" and, collectively, the "Reports") on each of the Premises to Buyer and Seller. Each Report shall show the status of title to the applicable Premises as of the date of such Report and shall be accompanied by legible copies of all documents referred to in such Report.

          (b) Buyer shall have five (5) days following receipt of last Report to be received by Buyer (the "Title Review
     Period") in which to review the Reports and to give Seller and Escrow Agent written notice of any title matter shown on any such Report which is unacceptable to Buyer, in Buyer's sole judgment. If, prior to the expiration of the Title Review Period, Buyer gives notice of dissatisfaction as to any exception to title as shown in any Report, Seller shall have until the Closing Date to cause Escrow Agent to eliminate the disapproved exception or exceptions from such Report. If Seller does not cause Escrow Agent to eliminate the disapproved exception or obtain a title insurance endorsement on or before the Closing Date, Buyer's sole and exclusive remedy shall be cancel this Agreement and have the Earnest Deposit returned by giving written notice to Seller and Escrow Agent on or before the Closing Date; it being understood and agreed, however, that Seller shall have no duty whatsoever to cause Escrow Agent to eliminate any such-exception. Notwithstanding anything in this Agreement to the contrary, Buyer will not be able to cancel this Agreement with respect to any of the Premises due to Buyer's dissatisfaction as to any exception to title that attached to the Premises through the action or inaction of Buyer (or an affiliate of Buyer).

          (c) If Buyer does not object to an exception to title disclosed in any of the Reports before the expiration of the Title Review Period, such matter shall be deemed to have been approved by Buyer, and all of the same, along with all exceptions to title set forth in the Reports to which Buyer objects, but subsequently waives such objection, or which objection is cured by Seller pursuant to Section 7(b) hereof, shall be deemed to be the "Permitted Exceptions."

          (d)   Upon  a  cancellation  in  accordance  with   the
     provisions  of  this  Section 7, Seller shall  cause  Escrow
     Agent to return the Earnest Deposit (less all cancellation fees charged by Escrow Agent, if any) to Buyer.

     8. ASSIGNMENT OF LEASES AND GUARANTIES: AS-IS ASSIGNMENT. At the Closing, upon satisfaction of all conditions and requirements of this Agreement, Seller shall assign to Buyer its interest as lessor under each Lease and under each Guaranty, pursuant to an Assignment and Assumption of Lessor's Interest in Lease substantially in the form attached hereto as Exhibit B (each, an "Assignment of Lease" and, collectively, the "Assignment of Leases) and pursuant to an Assignment of Guaranty substantially in the form attached hereto as Exhibit E (the "Assignment of Guaranty") (each, an "Assignment of Guaranty' and, collectively, the "Assignment of Guaranties"); provided, however, notwithstanding any other provision of this Agreement to the contrary, Buyer acknowledges that each Lease and each Guaranty is being assigned in an "AS-IS and "WHERE IS" condition, and not in reliance on any agreement, understanding, condition, warranty or representation made by Seller or any agent or employee of Seller as to the condition, enforceability or quality thereof, as to the rent or other amounts payable thereunder, or as to any other matter in connection therewith, and Buyer further acknowledges that neither Seller nor any party acting on behalf of Seller has made or shall be deemed to have made any such agreement, condition, representation or warranty.

    9. CONVEYANCE OF TITLE. Fee simple title to the Premises shall be conveyed by Seller to Buyer at the Closing by a limited warranty deed (or a jurisdictional equivalent) substantially in the form attached hereto as Exhibit C (individually, a "Deed" and, collectively, the "Deeds"). Seller and Buyer acknowledge that each Lease will remain as an encumbrance against the corresponding Premises after Closing, and each Lease shall be a Permitted Exception.

     10. ESCROW AGENT. Seller and Buyer hereby agree to employ LandAmerica Financial Group, Inc., Attention: Anne Bostick, 1850 North Central Avenue, Suite 300, Phoenix, Arizona 85004 ("Escrow Agent") to act as escrow agent in connection with this transaction upon the following terms and conditions:

          (a) The parties hereto will (i) deliver (or cause to be delivered) to Escrow Agent all documents required by this Agreement, including, without limitation, the Deeds and the Assignment of Leases (collectively, the "Operative Documents"), (ii) `pay Escrow Agent all sums required by this Agreement, including, without limitation, the Purchase Price and closing costs, and (iii) cause to be done all other things necessary or required by this Agreement.

          (b) Escrow Agent is authorized to pay, from any funds held by it for the respective credit of the parties hereto, all amounts necessary to procure the delivery of such documents and to pay, on their behalf, all charges and obligations payable by them respectively.

          (c) Escrow Agent is authorized, in the event any demand is made upon it concerning these instructions or the escrow, at its election, to hold any money and documents deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of the parties hereto or to interplead said money and documents in an action brought in any such court. Deposit by Escrow Agent of said documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Escrow Agent of all further liability and responsibility.

          (d) Disbursement of any funds shall be made in immediately available funds. Escrow Agent shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Escrow Agent in compliance with any of the requirements hereof, until Escrow Agent is advised by the bank in which such check or draft has been deposited that such check or draft has been honored.

Receipt of this Agreement by Escrow Agent and the opening of an escrow by Escrow Agent shall constitute Escrow Agent's agreement to comply with the terms and provisions of this Agreement relating to Escrow Agent. At the Closing, Escrow Agent shall record the appropriate Operative Documents and any other documents to be recorded, in the appropriate recording office, as required, and disburse the Purchase Price to Seller. Escrow Agent shall not cause the sale of the Premises to close unless and until it has received written instructions from Seller and Buyer to effect the Closing. All of the Operative Documents and the other documents required to be executed hereunder shall be dated as of the Closing Date. Buyer hereby agrees to cooperate in the preparation, execution and delivery to Escrow Agent of any required forms to carry out and consummate the transaction contemplated herein.

     The Earnest Deposit shall be deposited with Escrow Agent with the understanding that Escrow Agent is not (a) a party to this contract and does not assume or have any liability for the performance or non-performance of any party to this contract, (b) liable for interest on the funds held unless a party requests that such funds be deposited in an interest bearing account, in which event such interest shall be for the benefit of Buyer unless the Earnest Deposit is paid to Seller as a result of Buyer's default or termination of this Agreement, and (c) liable for any loss of escrow funds caused by the failure of any banking institution in which such funds have been deposited. The Earnest Deposit shall not be deposited with Buyer if both parties make demand for the payment of the Earnest Deposit; Escrow Agent has the right to require from all parties a written release of liability of Escrow Agent which authorizes the disbursement of the Earnest Deposit. If only one party makes demand for payment of the Earnest Deposit, Escrow Agent shall give notice to the other party of such demand. Escrow Agent is authorized and directed to honor such demand unless the other party objects to Escrow Agent in writing within thirty (30) days after Escrow Agent's notice to that party. Any refund or payment of the Earnest Deposit under this contract shall be reduced by the amount of any actual expenses incurred on behalf of the party receiving the Earnest Deposit.


     11. POSSESSION. Possession of the Premises will be given by Seller to Buyer, subject to each lessee's rights in the applicable Premises pursuant to the applicable Lease, on the Closing Date by delivery of the Deeds and Assignment of Leases.

     12. NO APORTIONMENT OF UTILITY CHARGES. Pursuant to the Leases, the applicable lessee identified in Exhibit A is responsible for payment of all water and sewer charges or rentals, electricity, gas, telephone and all other utility charges (collectively, the "Utility Charges") accruing with respect to each of the Premises. Buyer shall indemnify, defend and exonerate and save Seller harmless for, from and against any claims, liability, loss, cost or expenses for Utility Charges arising before, on or subsequent to the Closing Date.

     13. Taxes. Pursuant to the Leases, the applicable lessee identified in Exhibit.A is responsible for the payment of all real and personal property taxes due and owing under each of the Leases.

     14. AGREEMENT NOT TO BE RECORDED. This Agreement shall not be filed of record by or on behalf of Buyer in any office or place of public record and, if Buyer shall fail to comply with the terms hereof by recording or attempting to record the same, such act shall not operate to bind or cloud the title to the Premises. Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings, at Buyer's sole expense, to have the same removed from record.

     15. DEFAULT. If Seller defaults hereunder at or prior to the Closing by failing to complete the conditions of the Closing in accordance with the terms of this Agreement, then Buyer may elect to (I) treat this Agreement as terminated and receive a refund of the Earnest Deposit (less all cancellation fees charged by Escrow Agent, if any) or (ii) bring an action against Seller in equity for specific performance. If Buyer defaults hereunder at or prior to the Closing by failing to complete the conditions of the Closing in accordance with the terms of this Agreement, then Seller may elect to (i) treat this Agreement as terminated and retain the Earnest Deposit as liquidated damages for such default (and not as a penalty) or (ii) bring an action against Buyer at law for monetary damages.

     16. NOTICES. All notices given by any party pursuant to this Agreement sha1l be in writing and shall be sent to the other party via overnight courier (such as Federal Express or Airborne Express), facsimile or by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, addressed to the other party at the following addresses:

        If to Seller

        GE Capital Franchise Finance Corporation
        17207 North Perimeter Drive
        Scottsdale, Arizona 85255
        Attention:  Lari Clark






        If to Buyer:

        AEI Fund Management, Inc.
        1300 Minnesota World Trade Center
        30 Seventh Street East
        St. Paul, MN 55101
        Attention:  George Rerat

or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above. Any notice may be given on behalf of any party by its counsel. Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notices, demands or requests shall be deposited with the overnight courier or any Post Office, or branch Post Office regularly maintained by the United States Government.

    17.TIME OF THE ESSENCE. Time, wherever specified herein for the performance by Seller or Buyer of any of their respective obligations hereunder, is hereby made and declared to be of the essence under this Agreement.

    18.ASSIGNABILITY. This Agreement and any of the rights of Buyer hereunder may not be assigned by Buyer; provided, however, that Buyer shall have the right to designate an affiliate as grantee under the Deed, by providing Seller and Escrow Agent written notice of such designation at least five (5) days prior to the Closing Date. Such designee shall assume all obligations imposed on Buyer as if the designee were the original purchaser named in this Agreement. In no event shall any such designation
(I) release Buyer from liability hereunder- unless expressly agreed in writing by Seller, or (ii) create any privity of contract between Seller and such designee. Any attempted assignment in contravention of this Section 18 shall be null and void.

    19.RELEASE. Buyer hereby fully and forever releases, discharges and holds harmless Seller and its officers, directors, employees, agents, attorneys, other representatives, affiliates, successors and assigns, as applicable, for, from and against any and all obligations, claims, liabilities, suits, expenses, costs, fines and penalties of any nature (matured or unmatured, known or unknown) whatsoever arising out of or relating to this Agreement, whether based in tort, contract or any other theory of recovery, which Buyer may now have or which may hereafter accrue or otherwise be acquired for injuries or damages which result from a Seller's Cancellation.


    20.AS-IS SALE.

          (a)  Buyer  acknowledges that it  has  fully  inspected
     each of the Premises and is fully familiar with the physical condition thereof, and that each of the Premises is being purchased by Buyer in an "AS-IS" and "WHERE IS" condition, with all defects, including, without limitation, all conditions with respect to the condition of the soil, surface waters, groundwaters, land, stream sediments, surface and subsurface strata, ambient air and any other environmental medium comprising or surrounding any of the Premises, as a result of such inspection and investigation and not in reliance on any agreement, understanding, condition, warranty or representation made by Seller or any agent or employee of Seller as to the condition, quantity or quality thereof, as to any permitted use thereof, or as to the adequacy of utility service thereto, or as to the income or expense in connection therewith, or as to any other matter in connection therewith; and Buyer further acknowledges that neither Seller nor any party acting on behalf of Seller has made or shall be deemed to have made any such agreement, condition, representation or warranty. Seller expressly disclaims the IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE with respect to each of the Premises.

          (b) Buyer shall accept each of the Premises on the Closing Date in the same condition as the same is in as of the date of this Agreement, as such condition may have changed by reason of wear and tear, damage by fire or other casualty. Without in any manner limiting the generality of the foregoing, Buyer specifically acknowledges that the fact that any portion of any of the Premises or any part thereof may not be in working order or condition on the Closing Date by reason of wear and tear, damage by fire or other casualty or by reason of its present condition, shall not relieve Buyer of its obligations to complete the Closing.

    21.BROKERS. The parties hereto warrant and represent to each other that they have not employed or retained any broker or finder in connection with this transaction, other than CB Richard Ellis, Inc. ("Broker"), whose address is 355 South Grand Avenue, Los Angeles, CA 900-71. If, and only if, this transaction closes arid the sale proceeds of the sale transaction contemplated hereby are distributed to Seller, then Seller agrees to pay to Broker a real estate commission in the sum of $91,450.02. The parties agree that, if any person other than Broker (a "Claimant") shall assert a claim to a finder's fee, brokerage commission or other compensation on account of alleged employment as a finder, broker or other consultant or agent in connection with the transaction embodied by this Agreement, the party under whom the Claimant is claiming (i.e., the party who is alleged to have retained or utilized the services of the Claimant) shall indemnify, defend and hold the other party harmless for, from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claims. This indemnity obligation shall survive the Closing or any termination of this Agreement.

    22.CAPTIONS OR HEADINGS. The captions or headings of the sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

    23.MODIFICATION.    No    change,   alteration,    amendment,
modification or waiver of any of the terms or provisions hereof shall be valid, unless the same shall be in writing and signed by the parties hereto.

    24.ENTIRE AGREEMENT. This Agreement and the other Operative Documents constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Seller and Buyer with respect to the subject matter of this Agreement and the other Operative Documents. Notwithstanding anything in this Agreement and the other Operative Documents to the contrary, upon the execution and delivery of this Agreement by Seller and Buyer, any bid proposals or letters of intent with respect to the transactions contemplated by this Agreement shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms and conditions may be inconsistent with or vary from those set forth in such bid proposals or letters of intent.


    25.APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

    26.ADVANCE RENTAL. Notwithstanding any provision in the Lease to the contrary, Seller and Buyer acknowledge that no advance rental or other form of security deposit has been paid by Lessee.

    27.BINDING EFFECT. Subject to the provisions of Section 18 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their officers, directors, employees, predecessors, successors, parents, affiliates, subsidiaries, heirs, executors, administrators, agents and assigns.

    28.OTHER DOCUMENTS. Each of the parties hereto agrees to sign such and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

    29.COUNTEMARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

    30.ESTOPPEL CERTIFICATE. On or before Closing Seller shall deliver to Buyer an estoppel certificate executed by Lessee substantially in the form attached hereto as Exhibit D, and a Landlord's estoppel certificate executed by Seller substantially in the form attached hereto as Exhibit F.









    IN WITNESS WHEREOF, the parties hereto have executed this

Agreement as of the date first above written.



                             SELLER:
                                 GE CAPITAL FRANCHISE FINANCE
                                 CORPORATION, a Delaware
                                 corporation

                                 By: /s/ Mary E Lorenz
                                 Name    Mary E Lorenz
                                 Its: Vice President,
                                      Collateral Management


                             BUYER:

                                 AEI FUND MANAGEMENT, INC., a
                                 Minnesota corporation

                             By: /s/ Patrick Keene
                             Name:   Patrick Keene
                             Its Chief Financial Officer




STATE OF ARIZONA

COUNTY OF MARICOPA

    I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid, to take acknowledgments personally appeared Mary Lorenz, a Vice President of GE Capital, a Delaware corporation, on behalf of the corporation, to me known to be the person described in and who executed the foregoing instrument and that he acknowledged before me that he executed the same.

    WITNESS my hand and official seal in the County and State last aforesaid on December 15, 2003.


                              /s/ Lari E Clark
                                  Notary Public
My Commission Expires:

2/25/07                                      [notary seal]


STATE OF MINNESOTA

COUNTY OF RAMSEY

    I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared Patrick Keene, the Chief Financial Officer of AEI Fund Management, Inc., a Minnesota corporation, on behalf of corporation, to me known to be the person described in and who executed the foregoing instrument and that he acknowledged before me that he executed the same.

WITNESS my hand and official seal in the County and State last aforesaid on December 1, 2003




                              /s/ Michael B Daugherty
                                    Notary Public
My Commission Expires:
                                              [notary seal]




                            EXHIBIT A


8000-8947-7603 San Dario Avenue, Laredo, TX
    Lease dated June 10, 1999 by and between FFCA Acquisition Corporation, a Delaware corporation and Kona Restaurant Group, Inc., a Delaware corporation, as amended by that certain First Amendment to Lease dated November 23, 1999, as guarantied by that certain Unconditional Guaranty of Payment and Performance dated June 10,1999.
    PURCHASE PRICE: $2,537,000


8001-0315-421 E. Nolana Loop, McAllen, TX
    Lease dated August 10, 1999 by and between FFCA Acquisition Corporation, a Delaware corporation and Kona Restaurant Group, Inc., a Delaware corporation, as amended by that certain First Amendment to Lease dated June 21, 2000, as guarantied by that certain Unconditional Guaranty of Payment and Performance dated July 20, 1999.
     PURCHASE PRICE: $2,289,200





8000-8964- 2600 N. Expressway, Brownsville, TX
    Lease dated May 19, 1999 by and between FFCA Acquisition Corporation, a Delaware corporation and Kona Restaurant Group, Inc., a Delaware corporation, as amended by that certain First Amendment to Lease dated April 28, 2000, as guarantied by that certain Unconditional Guaranty of Payment and Performance dated May 19, 1999.
     PURCHASE PRICE: $2,259,100





8000-8966- 2033 Ken Pratt Blvd, Longmont, CO
    Lease dated July 1, 1999 by and between FFCA Acquisition Corporation, a Delaware corporation and Kona Restaurant Group, Inc., a Delaware corporation, as amended by that certain First Amendment to Lease dated March 31, 2000, as further amended by that certain Second Amendment to Lease dated November 16, 2000, as guarantied by that certain Unconditional Guaranty of Payment and Performance dated July 1, 1999.
    PURCHASE PRICE: $2,541,000




              FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is made and, entered into as of the 22 day of December, 2003 (the "Effective Date"), by and between GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("Seller) (successor by merger with Franchise Finance Corporation of America, a Maryland corporation, sole shareholder and successor by dissolution of FFCA Acquisition Corporation, a Delaware corporation), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and AEI FUND MANAGEMENT, INC., a Minnesota corporation (the "Buyer'), whose address is 1300 Minnesota World Trade Center, 30 Seventh Street East, St. Paul, MN 55101, and amends that certain Agreement of Sale dated December 15, 2003, between Seller and Buyer (the "Agreement"). All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

                           WITNESSETH:

     WHEREAS, pursuant to Section 2 of the Agreement, the Closing Date is scheduled to be held on December 23, 2003;

     WHEREAS, pursuant to Section 6 of the Agreement, the Condition Date is December 22, 2003; and


     WHEREAS, Buyer desires to amend the Agreement to extend the Closing Date as well as the Condition Date and Seller is willing to extend the Closing Date and the Condition Date subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The terms and provisions of this Amendment shall be deemed effective on and as of the Effective Date.

     2.  Section  2  of the Agreement is hereby  amended  in  its entirety and restated as follows:

        "2. Closing Date. The closing of the transaction contemplated by this Agreement (the "Closing") shall be held on or before December 31, 2003, or such earlier date as the parties may agree (the "Closing Date"). Seller and Buyer agree to execute all documents necessary to consummate the Closing and to furnish evidence of their authority and capacity."

     3. The first sentence of Section 6 of the Agreement is hereby amended in its entirety and restated as follows:

     "6. Condition Date. Buyer shall have until December 30, 2003 (the "Condition Dates) to perform such investigations regarding the Premises, including, without limitation, the condition of the Premises, the zoning of the Premises, and the suitability of the Premises for Buyers intended use of the Premises, and determine that the Premises is satisfactory to Buyer in its sole discretion (the "Condition"); provided, however, Buyer shall provide Seller, within five (5) business days of Buyers receipt thereof, a copy of any environmental report, survey, study, investigation and any written conclusions disclosed in connection with such environmental studies and/or reports conducted with respect to the.. Premises."

     4. The parties hereto warrant and represent to each other with respect to themselves that (i) all necessary action has been taken to authorize the execution of this Amendment, (ii) the person whO has executed this Amendment on behalf of each party is duly authorized to do so, and (iii) this Amendment constitutes the legal, valid and binding obligation of the parties hereto, enforceable against such parties in accordance with its terms.

     5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. For purposes of this Amendment a facsimile signature shall be deemed an original.

6. In all other respects, the Agreement, shall remain unchanged and in full force and effect.






               THIS SPACE INTENTIONALLY LEFT BLANK






     IN WITNESS WHEREOF, Seller and Buyer have entered into this Amendment as of the date first above written.


                                   SELLER:

                                   GE CAPITAL FRANCHISE FINANCE
                                   CORPORATION, a Delaware
                                   corporation


                                   By/s/ David M Russell
                                   Name  David M Russell
                                   Its Senior Vice President


                                   BUYER:



                                   AEI FUND MANAGEMENT, INC., a
                                   Minnesota corporation


                                   By /s/ Robert P Johnson
                                   Name   Robert P Johnson
                                   Its President